Exhibit 2.2

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                         WESTERN MICRO TECHNOLOGY, INC.
                                      INTO
                          SAVOIR TECHNOLOGY GROUP, INC.


         SAVOIR TECHNOLOGY GROUP, INC., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware;

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Western Micro Technology, Inc., a Delaware corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 7th day of August, 1997, determined to merge into itself Western Micro Technology, Inc. on the conditions set forth in such resolutions;

         RESOLVED: That Savoir Technology Group, Inc. merge into itself it's subsidiary, Western Micro Technology, and assume all of said subsidiary's liabilities and obligations;

         FURTHER RESOLVED: That upon the effective date of the merger, the name of the surviving corporation shall be so changed to Western Micro Technology, Inc.;

         FURTHER RESOLVED: That the President and the Assistant Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said Western Micro Technology, Inc. into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the

Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of Delaware.

         IN WITNESS WHEREOF, said Savoir Technology Group, Inc. has caused its corporate seal to be affixed and this certificate to be signed by P. Scott Munro, its authorized officer, this 7th day of August, 1997.

                                      SAVOIR TECHNOLOGY GROUP, INC.


                                      By:_________________________________

                                      Title:______________________________